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                                                                    Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use and incorporation by reference in this Registration Statement of ATMI, Inc. on Form S-3 of our report dated May 1, 1998 relating to the consolidated financial statements of NOW Technologies, Inc. and Subsidiaries for the year ended March 31, 1998 appearing in ATMI, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

March 16, 2000